UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 11, 2008, our Board of Directors confirmed and adopted the following director compensation policies, based upon recommendations adopted by the Nominating and Corporate Governance Committee at the Committee’s September 8, 2008 meeting:

•	$25,000 annual cash retainer for non-employee directors.

•	$20,000 additional annual cash retainer for Chairman of the Board (but only if the Chairman is not an employee).

•	$10,000 annual cash retainer for chair of the Audit Committee (but only if the chair is not an employee).

•	$5,000 annual cash retainer for chair of the Compensation Committee (but only if the chair is not an employee).

•	$5,000 annual cash retainer for chair of the Nominating and Corporate Governance Committee (but only if the chair is not an employee).

•	$5,000 annual cash retainer for non-employee, non-chair Audit Committee members.

•	$3,000 annual cash retainer for non-employee, non-chair Compensation Committee members.

•	$3,000 annual cash retainer for non-employee, non-chair Nominating and Corporate Governance Committee members.

•	No further fees for attendance at particular meetings.

•

All Board members will be required to have holdings of Company common stock, purchased for cash equal to at least four times the annual cash retainer for Board service (i.e., four times $25,000), by 18 months from now or, for directors who join the Board hereafter, within 18 months after they join the Board.

•

Annual stock option grant of 20,000 shares to each non-employee director (to be granted with respect to the ensuing year, immediately following the annual stockholders meeting), but only if the director has satisfied the “four times” common stock ownership/purchase requirement stated above.

•

For the first year (i.e., for the annual grant to be made immediately following the 2009 annual stockholders meeting; or, for members joining the Board after that, for the annual grant to be made immediately following the annual stockholders meeting at which the member is first elected by the stockholders), the annual stock option grant of 20,000 shares can be made to a director, even if the director has not yet satisfied the “four times” common stock ownership/purchase requirement stated above, but only if the director has satisfied at a “two times” level the “four times” common stock ownership/purchase requirement stated above.

•	Notwithstanding the above, an initial stock option grant of 30,000 shares will be granted to each new non-employee director on the date the director joins the Board.

These new director compensation policies are effective immediately and apply to the 2008-2009 director term year (annual stockholders meeting to annual stockholders meeting) and thereafter; however, each non-employee director has already waived all cash compensation for the period through December 31, 2008.

As previously reported, on August 19, 2008, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, elected Jeff Berg to the Board to fill a Board vacancy.

On September 5, 2008, the Board elected Mr. Berg to a seat on the Nominating and Corporate Governance Committee.

At its September 8, 2008 meeting, the Nominating and Corporate Governance Committee elected Joseph Farricielli as the chair of such Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

BY:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

Date: September 17, 2008